Exhibit 23.03




                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 30, 1997 (with respect to Notes A and D, May 21, 1997), on our audit of the consolidated financial statements of Fun
Tyme Concepts, Inc. (now known as Diversicon Holdings Corp.) for the year ended March 31, 1997 included in the annual report on Form 10-KSB of Fun Tyme Concepts, Inc. (now known as Diversicon Holdings Corp.) for the year ended March 31, 1998.




                                             Richard A. Eisner & Company, LLP




New York, New York
March 4, 1999